Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
TEXAS PACIFIC LAND CORPORATION

Effective as of August 5, 2025

ARTICLE I
OFFICES AND RECORDS

SECTION 1.1         Registered Office. The registered office of Texas Pacific Land Corporation (the “Corporation”) in the State of Delaware shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Certificate of Incorporation”), and the name of the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

SECTION 1.2         Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3         Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II
STOCKHOLDERS

SECTION 2.1         Annual Meetings. If required by applicable law, an annual meeting of the stockholders for the election of directors of the Corporation shall be held at such date, time and place, if any, either within or outside the State of Delaware, as may be fixed by resolution of the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

SECTION 2.2         Special Meetings.

(A)          Unless otherwise required by law or by the Certificate of Incorporation, special meetings of stockholders of the Corporation may be called, at any time for any purpose or purposes, by the Board pursuant to a resolution adopted by the Board. The Board may postpone, reschedule or cancel any special meeting of stockholders previously called by the Board. A special meeting of stockholders shall be called by the Secretary of the Corporation upon the written request by one or more stockholders of record entitled to vote on the matter(s) to be brought before such Stockholder Requested Special Meeting (as defined below), representing stockholders owning beneficially or of record, not less than twenty five percent (25%) of the voting power of all outstanding shares of the Corporation’s common stock as of the date of the request (the “Requisite Percentage”) through the date of the meeting; provided, however, that a special meeting requested by one or more stockholders pursuant to this Section 2.2 (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if the Meeting Requesting Person(s) and Calling Person(s) (each, as defined below) comply with this Section 2.2 and applicable law.

(B)           No business may be transacted at a special meeting of stockholders other than business that is (1) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (2) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or (3) otherwise properly brought before a special meeting by or at the direction of the Board. For purposes hereof, a “Meeting Requesting Person” shall mean each of the following: (1) the stockholder(s) of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, (2) the beneficial owner(s), if different from the stockholder of record, on whose behalf such request is made, and (3) any affiliates of such stockholder(s) of record or beneficial owner(s). No stockholder may request that the Secretary call a special meeting of stockholders pursuant to this Section 2.2 unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and timely delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request shall: (a) bear the signature(s) and the date of signature(s) by the stockholder(s) of record submitting such request and set forth the name and address of such stockholder(s) as they appear in the Corporation’s books; (b) include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting or the individual(s) to be nominated for election as director(s) (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting; and (c) as to each item of Proposed Business, each Meeting Requesting Person and each Stockholder Associated Person (as defined in Section 2.9(C)(2) of these Amended and Restated Bylaws of the Corporation (these “Bylaws”)) but substituting “Meeting Requesting Person” in all places in such definition where reference is made to the stockholder providing notice), include the information required to be set forth in a notice under Section 2.9 of these Bylaws as if the Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.2, the term “Meeting Requesting Person” shall be substituted for the references to, and requirements of, the stockholder providing notice.

(C)           Within ten (10) Business Days (as defined below) after the Secretary receives a request to fix a Requested Record Date in proper form that is otherwise in compliance with this Section 2.2, the Board may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board. Notwithstanding anything in this Section 2.2 to the contrary, no Requested Record Date shall be fixed if the Board determines that the request or requests to call a Stockholder Requested Special Meeting that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in this Section 2.2 or applicable law.

(D)          Without qualification, a Stockholder Requested Special Meeting shall not be called unless: one or more stockholders owning as of the Requested Record Date the Requisite Percentage timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive office of the Corporation. To be timely for purposes of this Section 2.2(D), a stockholder’s request to call a special meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the sixtieth (60th) day following the Requested Record Date. To be in proper form for purposes of this Section 2.2, a stockholder request to call a special meeting shall include the signature(s) and the date of each signature by the stockholder(s) holding the Requisite Percentage submitting such request and set forth (1) if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and, if such stockholder is not a stockholder of record, the name and address of such stockholder, (2) a brief description of the Proposed Business, (3) the reasons for conducting the Proposed Business at the special meeting, (4) unless such stockholder is a Solicited Stockholder (as defined below), as to each item of Proposed Business, each Calling Person (as defined below) and each Stockholder Associated Person (as defined in Section 2.9(C)(2) of these Bylaws but substituting “Calling Person” in all places in such definition where reference is made to the stockholder providing notice), the information required to be set forth in a notice under Section 2.9 of these Bylaws as if the Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.2(D), the term “Calling Person” shall be substituted for the references to, and requirements of, the stockholder providing notice, and (5) an acknowledgment by each stockholder, on whose behalf a Special Meeting Request is being made (or their respective duly authorized agents), that any reduction in the number of shares owned by such persons as of the date of delivery of the Special Meeting Request and through the meeting date below the Requisite Percentage shall constitute a revocation of the Special Meeting Request, and a commitment to promptly notify the Corporation of any such decrease. For purposes hereof, a “Calling Person” means the stockholder of record submitting the request to call a special meeting; “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a definitive consent solicitation statement filed with the SEC under the Exchange Act; and “Special Meeting Request” refers to a request to call a special meeting that was delivered to the Secretary by the stockholder(s) holding the Requisite Percentage and is timely, in proper form, and otherwise fully complies with the requirements of this Section 2.2.

(E)          The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request if (1) it does not comply with this Section 2.2 and applicable law, (2) it relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (3) it includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, (4) the Special Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (5) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held not more than ninety (90) days prior to receipt by the Secretary of the Special Meeting Request (and, for purposes of this clause (5), the election of directors shall be deemed a Similar Item with respect to all items of Proposed Business involving the election or removal of directors), (6) the Board has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary receives the Special Meeting Request and the Board determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) a Similar Item, or (7) it otherwise does not comply with applicable law. Special meetings may not be called by any other person or persons.

(F)          A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) the Special Meeting Requests represent stockholders holding less than the Requisite Percentage, from the date of such requests through the date of the meeting, then: (1) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (2) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting.

(G)          Subject to Section 2.2(F) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.2 from stockholders holding the Requisite Percentage, the Board shall fix the record date and meeting date, time and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding the shares to be included in such Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal(s) or nominee(s) for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2.2, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 2.3 of these Bylaws, and the Board shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 2.6 of these Bylaws.

(H)          Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2.2. If the Board determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.2 or determines that the stockholders of record requesting that the Board fix such Requested Record Date or stockholders making the Special Meeting Request have not otherwise complied with this Section 2.2, then the Board shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call or hold a special meeting. In addition to the requirements of this Section 2.2, each Meeting Requesting Person and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or Special Meeting Request.

(I)          Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.2 shall be subject to the delivery requirements under Section 2.9(A)(6) of these Bylaws; provided, however, that no such notice, supplement, update or other information delivered by registered or certified mail shall be deemed delivered until such notice, supplement, update or other information is actually received at the Corporation’s principal executive offices.

(J)          In determining whether Special Meeting Requests have met the requirements of this Section 2.2, multiple Special Meeting Requests will be considered together only if (1) each Special Meeting Request identifies the same or substantially the same purpose or purposes of the Stockholder Requested Special Meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Requested Special Meeting, and (2) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

(K)          In connection with a Stockholder Requested Special Meeting called in accordance with this Section 2.2, the stockholders of record who requested that the Board fix a Requested Record Date in accordance with Section 2.2(B) or the stockholders (except for any Solicited Stockholder) who delivered a Special Meeting Request to the Secretary in accordance with this Section 2.2 shall further update the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 2.2 shall be true and correct in all material respects as of the record date for stockholders entitled to vote at the Stockholder Requested Special Meeting and as of the date that is ten (10) Business Days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof. Such update shall (i) be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) Business Days after the record date for stockholders entitled to vote at the Stockholder Requested Special Meeting (in the case of the update required to be made as of such record date) and not later than seven (7) Business Days prior to the date for the Stockholder Requested Special Meeting or, if practicable, any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned, rescheduled or postponed) (in the case of the update required to be made as of ten (10) Business Days prior to the Stockholder Requested Special Meeting or any adjournment, rescheduling or postponement thereof), (ii) be made only to the extent that information has changed since such stockholders’ prior submission and (iii) clearly identify the information that has changed since such stockholders’ prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by any of such stockholders.

(L)          If any information submitted pursuant to this Section 2.2 by any stockholder proposing business for consideration or individual(s) to nominate for election or reelection as director(s) at a special meeting is inaccurate in any material respect (as determined by the Board), such information shall be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Secretary of any inaccuracy or change in any such information within two (2) Business Days of becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary or the Board, any such stockholder shall provide, within seven (7) Business Days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.2 and (B) a written update of any information (including written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business before the meeting) submitted by the stockholder pursuant to this Section 2.2 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.2.

SECTION 2.3         Record Date.

(A)          In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business (as defined below) on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, exchange or redemption of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board adopts the resolution relating thereto.

(C)           Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to take action by consent in writing, pursuant to a resolution of and at the direction of the Board, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.

SECTION 2.4         Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5         Place of Meeting. The Board may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such guidelines and procedures and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.6         Notice of Meeting.

(A)          Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, written notice, stating the place, if any, date and time of the meeting, shall be given, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall specify (A) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (B) the place, if any, date and time of such meeting, (C) the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (D) in the case of a special meeting, the purpose or purposes for which such meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(B)          Any notice to stockholders given by the Corporation under the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. A notice to a stockholder shall be deemed given as follows: (i) if mailed, when the notice is deposited in the United States mail with postage thereon prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address, (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (C) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic transmission by giving written notice or electronic transmission of such revocation to the Corporation. A notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. “Electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information). “Electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

SECTION 2.7         Quorum and Adjournment of Meetings.

(A)          Except as otherwise required by applicable law or by the Certificate of Incorporation, or these Bylaws, the holders of a majority of the voting power of all of the issued and outstanding shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except that, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of all of the issued and outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chair of the meeting may adjourn the meeting from time to time for any reason, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B)          Any meeting of stockholders, annual or special, may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by the chair of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the date, time and place, if any, thereof and means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws; provided, however, that, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 2.8         Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the DGCL) by the stockholder or by his or her duly authorized attorney-in-fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of one (1) year from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board.

SECTION 2.9         Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders.

(1)          Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any duly authorized committee thereof, or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and through the time of such annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. Section 2.9(A)(2)(b) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act or the procedures specified in Section 2.10 of these Bylaws, and included in the Corporation’s notice of meeting and annual meeting proxy statement) before an annual meeting of stockholders.

(2)          Notice for Annual Meetings.

(a)          Timing of Notice for Annual Meetings. In addition to any other applicable requirements for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.9(A)(2) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal offices of the Corporation, (ii) such other business must otherwise be a proper matter for stockholder action under the DGCL and (iii) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day before the date of the one (1)-year anniversary of the immediately preceding year’s annual meeting and not later than the Close of Business on the ninetieth (90th) day before the date of such anniversary; provided, however, that, subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date or in the event that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the Close of Business on the one hundred twentieth (120th) day before such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(b)          Form of Notice. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A) or Section 2.9(B)) to the Secretary of the Corporation must:

(i)          set forth, as to the stockholder giving the notice and each Stockholder Associated Person (as defined in Section 2.9(C)(2)):

(A)          the name, business address and residential address of such stockholder, including as they appear on the Corporation’s books, and the name, business address and residential address of such stockholder’s Stockholder Associated Person, if any;

(B)          the class or series and number of shares of the Corporation or any affiliate thereof that are, directly or indirectly, owned beneficially and of record (specifying the type of ownership) by such stockholder and such Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(C)          the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities;

(D)          a description of all agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements), that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);

(E)          any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof or in the proposed business or nomination to be brought before the meeting by the stockholder giving the notice, other than an interest arising from the ownership of Corporation securities where such stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F)          a description of all agreements, arrangements or understandings, written or oral, (I) between or among such stockholder and any of the Stockholder Associated Persons or (II) between or among such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”) by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding that such stockholder or any Stockholder Associated Person has with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person;

(G)          any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(H)          any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I)          any material equity interests (other than any equity interests held through any index fund) or any Derivative Instruments in any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission (the “SEC”) or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the SEC thereafter but prior to the tenth (10th) day before the deadline for a stockholder’s notice under this Section 2.9 (each, a “Principal Competitor”) held by such stockholder or any Stockholder Associated Person;

(J)          any direct or indirect interest (other than solely as a result of security ownership) of such stockholder or any Stockholder Associated Person in any agreement, arrangement or understanding with the Corporation, any affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(K)          a description of any material interest of such stockholder or any Stockholder Associated Person in the business proposed by such stockholder, if any, or the election of any proposed nominee;

(L)          a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable law with respect to the matters set forth in this Section 2.9;

(M)          any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, and a summary of any material discussions regarding the nomination or proposal to be brought before the meeting (x) between or among any of the stockholders making the proposal or (y) between or among any stockholders making the proposal and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names);

(N)          all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;

(O)          a certification that such stockholder and each Stockholder Associated Person has complied with all applicable law in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation;

(P)          any other information relating to such stockholder and any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, in support of the business proposed by such stockholder or for the election of directors in a Contested Election (as defined below) pursuant to the Proxy Rules, provided, however, that the disclosures described in the foregoing subclauses (A) through (P) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(Q)          a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy or cause a Qualified Representative (as defined below) of such stockholder to appear in person at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the Corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(R)          identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to provide financial support in furtherance of the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(S)          a representation as to whether or not such stockholder or any Stockholder Associated Person (I) will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”), or (II) will (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any proposed nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

(T)          a description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(ii)          if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth:

(A)          a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business;

(B)          the text of the proposal or business (including the text of any reasons for the proposed business that will be discussed in any proxy statement or supplement thereto to be filed with the SEC); and

(C)          all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business or otherwise required pursuant to the Proxy Rules;

(iii)          set forth as to each nominee such stockholder proposes to nominate at the meeting:

(A)          the name, business address and residential address of such nominee;

(B)          the principal occupation or employment of such nominee;

(C)          the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired;

(D)          such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to the Proxy Rules (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(E)          a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(F)          a description of any business or personal interests that would reasonably be expected to place such nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(G)          the date(s) of first contact between the stockholder giving the notice and any Stockholder Associated Person, on the one hand, and the proposed nominee, on the other hand, with respect to the Corporation and any proposed nomination(s) of any person(s) (including the proposed nominee) for election as a director of the Corporation; and

(H)          with respect to each nominee for election or reelection to the Board, include (i) a completed and signed questionnaire and representation and agreement completed by such nominee (in each case in a form provided by the Corporation, which form the stockholder shall request from the Secretary of the Corporation in writing no less than ten (10) days prior to providing notice of a nomination, and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) and (ii) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request within ten (10) days after receiving such request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director with respect to the Corporation that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such nominee within five (5) Business Days (as defined below) after the Secretary receives any written request therefor from such nominee), and all applicable fiduciary duties under state law, (D) intends to serve a full term, if elected as director, and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in all material respects. The Corporation may require any nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility and suitability of such proposed nominee to serve as an independent director of the Corporation or that could be deemed material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation.

(3)          A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects (a) as of the record date for the meeting and (b) as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall (I) be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) Business Days prior to the date for the meeting or any postponement, rescheduling or adjournment thereof, if practicable (and, if not practicable, on the first practicable date prior to any adjournment, rescheduling, recess or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, rescheduling, recess or postponement thereof)), (II) be made only to the extent that information has changed in any material respect since such stockholder’s prior submission and (III) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.9(A)(3) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.9 and shall not extend the time period for the delivery of notice pursuant to this Section 2.9. If a stockholder fails to provide any update in accordance with the foregoing provisions of this Section 2.9(A)(3), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.9.

(4)          If any information submitted pursuant to this Section 2.9 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders is inaccurate in any material respect (as determined by the Board), such information shall be deemed not to have been provided in accordance with this Section 2.9. Any such stockholder shall notify the Corporation of any material inaccuracy or change in any such information submitted pursuant to this Section 2.9 (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to clause (II) of Section 2.9(A)(2)(b)(i)(S)) within two (2) Business Days of becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request by the Secretary of the Corporation or the Board, any such stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board or any authorized officer, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.9, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.9 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested shall be deemed not to have been provided in accordance with this Section 2.9.

(5)          Notwithstanding anything herein to the contrary, if (A) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or Stockholder Associated Person (I) subsequently notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (II) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(6)          Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.9 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(B)          Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) by or at the direction of the Board or the Secretary of the Corporation pursuant to Sections 2.2 and 2.9 of these Bylaws. For the avoidance of doubt, in the case of a Stockholder Requested Special Meeting, only such business shall be conducted as shall have been properly brought pursuant to Section 2.2. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (or any supplement thereto) (1) by or at the direction of the Board or any committee thereof, (2) if the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record (and with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in these Bylaws, and on the record date for determination of stockholders entitled to vote at the special meeting through the date of such special meeting, (b) is entitled to vote at the meeting and upon such election, and (c) complies with the notice procedures set forth in these Bylaws and applicable law or (3) in the case of a Stockholder Requested Special Meeting, provided that the Board has determined that directors shall be elected at such meeting, pursuant to Section 2.2 of these Bylaws. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board (other than a Stockholder Requested Special Meeting), any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder delivers notice with the information required by clauses (i) and (iii) of Section 2.9(A)(2)(b) above (with the updates required by Section 2.9(A)(3)) of these Bylaws with respect to any nomination (including the completed and signed questionnaire and representation and agreement required by Section 2.9(A)(2)(b)(iii)(H) of these Bylaws). Such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting; provided, however, that the timing requirements as required under Section 2.2(B) shall apply to a Stockholder Requested Special Meeting. In no event shall any adjournment or postponement or the announcement thereof of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Only such persons who are nominated in accordance with the procedures set forth in this Paragraph (B) of this Section 2.9 (including persons nominated by or at the director of the Board) shall be eligible to be elected at a special meeting of stockholders of the Corporation to serve as directors. To be in proper written form, such notice shall include all information required pursuant to Section 2.9(A)(2)(b) above, and such stockholder and any proposed nominee shall comply with Section 2.9(A)(2)(b)(iii)(H) above with respect to the requirement to furnish such other information, as if such notice were being submitted in connection with an annual meeting of stockholders. Notwithstanding any other provision of these Bylaws, in the case of a Stockholder Requested Special Meeting, no stockholder may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to Section 2.2 above.

(C)          General.

(1)          Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. The number of proposed nominees a stockholder may include in a notice under Sections 2.2,  2.9 and 2.10 or nominate for election at a meeting shall not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.9(A)(2)(a), Section 2.9(B) or Section 2.10(E), as applicable. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Board or the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(2)          For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such term in Section 13(d) of the Exchange Act; (C) “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed; (D) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a Business Day; (E) “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press or any other national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (F) a “Qualified Representative” of a stockholder means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (G) “Stockholder Associated Person” shall mean, with respect to a stockholder and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (I) any member of the immediate family of such stockholder or such beneficial owner(s) sharing the same household, (II) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act), or such beneficial owner(s) with respect to the stock of the Corporation, (III) any affiliate or associate of such stockholder or such beneficial owner(s), (IV)  any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such stockholder or such beneficial owner(s) with respect to any proposed business or nominations, as applicable, (V) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder (other than a stockholder that is a depositary) and (VI) any proposed nominee of such stockholder or such beneficial owner(s).

(3)          Notwithstanding the foregoing provisions of these Bylaws, a stockholder making a nomination or proposal under this Section 2.9 shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”), if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(4)          Unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation.

SECTION 2.10        Proxy Statement Access for Stockholder Director Nominees.

(A)          Definitions. For purposes of this Section 2.10, the following terms shall have the following meanings:

(1)          “Authorized Group Member” shall mean, with respect to any nomination by a Nominating Group (as defined below), the member of that Nominating Group that is authorized to act on behalf of all members of that Nominating Group with respect to matters relating to the nomination, including withdrawal of the nomination.

(2)          “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation.

(3)          “Eligible Stockholder” shall mean a person who has either (A) been a record holder of shares of common stock of the Corporation used to satisfy the eligibility requirements in Section 2.10(D) continuously for the required three (3)-year period or (B) provided to the Secretary of the Corporation, within the time period referred to in Section 2.10(E), evidence of continuous Ownership of such shares for such three (3)-year period from one or more securities intermediaries meeting the requirements of Section 2.10(F)(1).

(4)          “Maximum Number” shall mean that number of directors constituting the greater of (A) two (2) or (B) twenty-five percent (25%) of the number of directors of the Corporation which, at such time, the holders of common stock of the Corporation are entitled to elect, on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.10 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 2.10(C)(1).

(5)          “Minimum Percentage” shall mean three percent (3%) of the number of outstanding shares of common stock of the Corporation as provided in the most recent Exchange Act filing made by the Corporation with the SEC immediately prior to the submission of the Nomination Notice.

(6)          “Nominating Stockholder” shall mean any Eligible Stockholder or group of no more than twenty (20) stockholders (a “Nominating Group”) that, individually and collectively, in the case of a Nominating Group, satisfies the requirements to qualify as an Eligible Stockholder and that (A) has (individually and collectively, in the case of a Nominating Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.10 (including the timely submission of a Nomination Notice that meets the requirements set forth in this Section 2.10) and (B) has nominated a Proxy Access Nominee (as defined below).

(7)          “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the Corporation pursuant to Section 2.10(F).

(8)          “Own” shall mean possession, with respect to those outstanding shares of common stock of the Corporation entitled to vote generally for the election of directors of the Corporation, of both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic and financial interest in (including the full and complete opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliate’s full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (A) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) Business Days’ notice or less, or (B) the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings.

(9)          “Proxy Access Nominee” shall mean any person nominated for election pursuant to this Section 2.10.

(10)        “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are listed.

(B)           Proxy Access at Annual Meetings. Subject to the satisfaction of the requirements of this Section 2.10, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(1)          the name of any Proxy Access Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(2)          disclosure about the Proxy Access Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law, rule or regulation to be included in the proxy statement; and

(3)          a statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board (subject, without limitation, to Section 2.10(G)(3)), but only if such statement does not exceed 500 words.

For the avoidance of doubt, the provisions of this Section 2.10 shall not apply to a special meeting of stockholders.

(C)           Maximum Number of Proxy Access Nominees.

(1)          The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.10(E) but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:

(a)          Proxy Access Nominees whose nominations for election at such annual meeting are subsequently withdrawn;

(b)          Proxy Access Nominees whom the Board itself decides to nominate for election at such annual meeting;

(c)          the number of incumbent directors or director candidates (including candidates who are not Proxy Access Nominees) that in either case will be included in the Corporation’s proxy materials for an annual meeting of stockholders as unopposed (by the Corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(d)          the number of incumbent directors who were Proxy Access Nominees with respect to any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board.

(2)          Any Nominating Stockholder submitting more than one (1) Proxy Access Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.10 shall rank such Proxy Access Nominees based on the order that the Nominating Stockholder desires such Proxy Access Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Proxy Access Nominees submitted by Nominating Stockholders pursuant to this Section 2.10 exceeds the Maximum Number, the highest ranking Proxy Access Nominee who meets the requirements of this Section 2.10 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranking nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(D)          Eligible Stockholders.

(1)          An Eligible Stockholder or Nominating Group may submit a nomination in accordance with this Section 2.10 only if the Eligible Stockholder or Nominating Group (in the aggregate) has continuously Owned at least the Minimum Percentage of shares of common stock of the Corporation (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) throughout the three (3)-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Percentage of shares of common stock of the Corporation through the date of the annual meeting. No shares may be attributed to more than one (1) Eligible Stockholder. The following shall be treated as one (1) Eligible Stockholder or one (1) member of a Nominating Group if such Eligible Stockholder or member of a Nominating Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended).

(2)          For the avoidance of doubt, in the event of a nomination by a Nominating Group, any and all requirements and obligations for a given Eligible Stockholder (including each and every fund or company that comprises the Nominating Group) that are set forth in this Section 2.10, including the minimum holding period, shall apply to each member of such Nominating Group; provided, however, that the Minimum Percentage of shares shall apply to the Ownership of the Nominating Group in the aggregate. In the event that any stockholder withdraws from a Nominating Group at any time prior to the annual meeting of stockholders, the Nominating Group shall only be deemed to Own the shares held by the remaining members of that Nominating Group.  No stockholder shall be permitted to be in more than one Nominating Group.

(E)          Timely Nomination Notice. To be timely, a Nomination Notice must be delivered to or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred fiftieth (150th) day before the date of the one (1)-year anniversary of the immediately preceding year’s annual meeting and not later than the Close of Business on the one hundred twentieth (120th) day before the date of such anniversary, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 2.10; provided, however, that, subject to the following sentence, in the event that no annual meeting was held in the previous year or the date of the annual meeting is scheduled for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, the Nomination Notice must be received not earlier than the Close of Business on the one hundred fiftieth (150th) day before such annual meeting and not later than the Close of Business on the later of the one hundred twentieth (120th) day before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(F)          Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for the avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:

(1)          with respect to the Nominating Stockholder or, in the case of a Nominating Group, each member of the Nominating Group, documentary evidence in the form of one or more written statements from the record holder of the shares of common stock of the Corporation (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder (individually or collectively, in the case of a Nominating Group) Owns, and has continuously Owned for the preceding (3) three years, the Minimum Percentage of shares, and the Nominating Stockholder’s agreement to provide, within five (5) Business Days after the record date for the annual meeting, documentary evidence in the form of written statements from each record holder and intermediary and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying the Nominating Stockholder’s continuous Ownership (individually or collectively, in the case of a Nominating Group) of the Minimum Percentage of shares through the record date;

(2)          an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Percentage of shares prior to the date of the annual meeting;

(3)          a copy of the Schedule 14N (or any successor form) relating to the Proxy Access Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(4)          the written consent of each Proxy Access Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(5)          a written notice of the nomination of such Proxy Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominating Group):

(a)          the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.9 of these Bylaws, as if the Nominating Stockholder were the proposing stockholder under that section;

(b)          to the extent not included in the response to paragraph (a) above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Proxy Access Nominee, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (or its successor Item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Proxy Access Nominee were a director or executive officer of such registrant;

(c)          the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(d)          a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(e)          a representation and warranty that the Nominating Stockholder has not nominated and an agreement that it will not nominate for election to the Board at the annual meeting any person other than such Nominating Stockholder’s Proxy Access Nominee(s);

(f)          a representation and warranty that the Nominating Stockholder has not engaged in and an agreement that it will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Proxy Access Nominee(s) or any nominee of the Board;

(g)          an agreement that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;

(h)          a representation and warranty that the Proxy Access Nominee’s candidacy or, if elected, membership on the Board would not violate applicable state or federal law or Stock Exchange Rules;

(i)          a representation and warranty that the Proxy Access Nominee: (1) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board in determining and disclosing the independence of the directors; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Proxy Access Nominee;

(j)          a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.10(D);

(k)          an agreement that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.10(D) through the date of the annual meeting;

(l)          the details of any position of the Proxy Access Nominee as an officer or director of any competitor (i.e., any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice;

(m)          if desired by the Nominating Stockholder and subject to Section 2.10(G)(2), a statement for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board. Any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and

(n)          in the case of a nomination by a Nominating Group, the designation by all group members of one Authorized Group Member.

(6)          executed agreement (which form of agreement shall be provided by the Secretary of the Corporation upon written request), which must be submitted within ten (10) days after the date on which the Secretary of the Corporation provides the form of agreement, pursuant to which the Nominating Stockholder (including each member of a Nominating Group) agrees:

(a)          to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(b)          to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(c)          to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Proxy Access Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person, including the Nomination Notice;

(d)          to indemnify and hold harmless (jointly with all other members of a Nominating Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Proxy Access Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 2.10;

(e)          to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation if any information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any member of a Nominating Group) with the Corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation of the information that is required to correct the misstatement or omission; and

(f)          in the event that the Nominating Stockholder (including any member of a Nominating Group) has failed to continue to satisfy the eligibility requirements described in Section 2.10(D), to promptly notify the Corporation.

(7)          an executed questionnaire, representation and agreement pursuant to Section 2.10(H) (which forms of questionnaire, representation and agreement shall be provided by the Secretary of the Corporation promptly upon written request), which must be submitted within ten (10) days after the date on which the Secretary of the Corporation provides the Nominating Stockholder (or the Authorized Group Member, in the case of a Nominating Group) the forms of questionnaire, representation and agreement.

The information and documents required by this Section 2.10(F) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominating Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item). The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.10(F) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(G)          Exclusion or Disqualification of Proxy Access Nominees.

(1)          If, after the deadline for submitting a Nomination Notice as set forth in Section 2.10(E), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the Corporation’s definitive proxy statement, the Corporation shall not be required to include in its proxy statement or on any ballot or form of proxy the Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder.

(2)          Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy materials any Proxy Access Nominee, and any information concerning such Proxy Access Nominee (including a Nominating Stockholder’s statement in support), and communicate to its stockholders that such Proxy Access Nominee will not be eligible for election at the annual meeting or that no vote will be held or occur as to such Proxy Access Nominee, if:

(a)          the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board at the annual meeting pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.9 of these Bylaws;

(b)          the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Proxy Access Nominee(s) or any nominee of the Board;

(c)          the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 2.10;

(d)          the Board, acting in good faith, determines that such Proxy Access Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;

(e)          the Proxy Access Nominee is not independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board in determining and disclosing the independence of the directors, in each case as determined by the Board;

(f)          the Proxy Access Nominee was nominated for election to the Board pursuant to this Section 2.10 at one of the Corporation’s two (2) preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than twenty percent (20%) of the shares of common stock of the Corporation entitled to vote for such Proxy Access Nominee;

(g)          the Proxy Access Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; and

(h)          the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.10(D), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Proxy Access Nominee under or pursuant to this Section 2.10;

and in such case such nomination shall be disregarded and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Proxy Access Nominee.

(3)          Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Proxy Access Nominee included in the Nomination Notice, if:

(a)          such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(b)          such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority;

(c)          the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(4)          The Corporation may solicit against the nomination of the Proxy Access Nominee, and include in the proxy statement its own statement in opposition to the nomination of the Proxy Access Nominee and any other statement or information that the Corporation or the Board determines in its discretion to include in the proxy statement relating to the Proxy Access Nominee.

(H)          Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, the person proposed to be nominated must deliver or mail (in accordance with the time periods prescribed for delivery of notice under this Section 2.10) to the Secretary:

(1)          an executed questionnaire (in the form available from the Secretary) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person:

(a)          is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(b)          is not and will not become a party to any Compensation Arrangement that has not been disclosed to the Corporation;

(c)          if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation;

(d)          if elected as a director of the Corporation, will comply with all publicly disclosed stock ownership requirements and corporate governance, conflict of interest, confidentiality and trading policies and guidelines of the Corporation;

(e)          if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies; and

(f)          will promptly provide to the Corporation such other information as it may reasonably request.

SECTION 2.11         Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chair of the Board (as defined below) shall act as chair of meetings of stockholders of the Corporation unless the Board designates any other director or officer of the Corporation to act as chair of any meeting. Only the Board may determine who shall act as chair of any meeting of stockholders. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and for any reason to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (C) rules and procedures for maintaining order at the meeting and the safety of those present; (D) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (E) restrictions on entry to the meeting after the time fixed for the commencement thereof; (F) limitations on the time allotted to questions or comments by participants; (G) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (H) the conclusion, rescheduling, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (I) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (J) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (K) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (L) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if such chair of the meeting (or the Board in advance of any meeting) should so determine, such chair of the meeting (or the Board) shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.12         Required Vote.

(A)          Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees (including those proposed nominees identified in any notices delivered pursuant to Section 2.9 or Section 2.10 and not withdrawn by such date, determined ineligible or determined by the Board (or a committee thereof) to not create a bona fide election contest) exceeds the number of directors to be elected at such meeting (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee for director in an election that is not a Contested Election fails to receive a majority of the votes cast and such nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board (or such other duly constituted committee of the Board authorized to make a recommendation) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation within ninety (90) days from the date of the certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

(B)          Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, or the rules and regulations applicable to the Corporation or its securities, all other matters shall be determined by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class.

SECTION 2.13         Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock belonging to it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.14         Inspectors of Elections; Opening and Closing the Polls. The Corporation may, and, when required by applicable law, shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting or any adjournment thereof of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors shall have the duties prescribed by applicable law.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.1         Number; Eligibility. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors which shall constitute the Board shall be not less than seven (7) nor more than eleven (11), and the exact number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Any proposed nominee shall not be eligible for election as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board or the Nominating and Corporate Governance Committee, (A) made himself or herself available for interviews by directors of the Corporation and/or other persons designated by the Board or the Nominating and Corporate Governance Committee and provided answers during such interviews that were accurate and reasonably complete in all material respects with respect to, among other things, the information about such person included in the notice from the stockholder described in Sections 2.2, 2.9 or 2.10, such person’s qualifications to serve as a director and other matters relating to such person’s candidacy or service as a director of the Corporation, and (B) provided the Secretary of the Corporation with a written representation and agreement (in the form provided by the Secretary of the Corporation) that such person will tender his or her resignation as a director of the Corporation if the Board determines that such proposed nominee failed to comply with (1) all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, (2) the Certificate of Incorporation, (3) these Bylaws, (4) corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors, and (5) all applicable fiduciary duties under state law in any material respect.

SECTION 3.2         Powers. Subject to any limitations set forth in the Certificate of Incorporation and to any provision of the DGCL relating to powers or rights conferred upon or reserved to the stockholders or the holders of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board.

SECTION 3.3         Annual Meetings. The Board shall meet each year, at such place as shall be fixed by the Board, for the purpose of election of officers and consideration of such other business as the Board considers relevant to the management of the Corporation.

SECTION 3.4         Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places, within or without the State of Delaware, as are determined from time to time by resolution of the Board, such determination to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination, such meetings shall be held upon notice to each director in accordance with Section 3.6.

SECTION 3.5         Special Meetings. Special meetings of the Board may be called by the Chair of the Board, by the Chief Executive Officer or, upon the written request of at least a majority of the directors then in office, by the Secretary of the Corporation. The person or persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings.

SECTION 3.6         Notice. Notice of any regular (if required) or special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered if deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered if the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered if the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. In the case of a special meeting called by the Chair of the Board or, upon the written request of at least a majority of the directors then in office, by the Secretary of the Corporation, where deemed necessary or appropriate by the person(s) calling such meeting, notice of such meeting may be given by any of the means described above less than twenty-four (24) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4.

SECTION 3.7         Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee, as the case may be, consent thereto in writing, including by electronic transmission. After the action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or any committee thereof, in the same paper or electronic form as the minutes are maintained. Such consent or consents shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.8         Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.9         Quorum. Except as otherwise required or permitted by these Bylaws, the Certificate of Incorporation or applicable law, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time without further notice unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.6 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. To the fullest extent permitted by law, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.10         Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.11         Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

SECTION 3.12         Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

SECTION 3.13         Chair of the Board. Unless otherwise determined by the Board, the Chair of the Board of Directors of the Corporation (the “Chair of the Board”) shall preside at all meetings of the Board. The Chair of the Board shall perform all duties incidental to his or her office that may be required by law and all such other duties as are properly required of him or her by the Board. He or she shall make reports to the Board and shall see that all orders and resolutions of the Board or any committee thereof are carried into effect. The Chair of the Board may also serve as Chief Executive Officer, if so elected by the Board. The Chair of the Board may also have the title of Executive Chair if the Chair of the Board is also an officer of the Corporation. The Board may appoint two (2) persons to serve as co-chairs of the Board (each, a “Co-Chair”). Any reference to the Chair of the Board in these Bylaws shall be deemed to mean, if there are Co-Chairs, either Co-Chair, each of whom may exercise the full powers and authorities of the office.

ARTICLE IV
COMMITTEES

SECTION 4.1         Designation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as may be provided in any resolutions establishing or designating a committee of the Board, the Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee of, the Board.

SECTION 4.2         Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chair, in the event the chair has not been selected by the Board, by a majority vote of the members then in attendance at a meeting of the committee so long as a quorum is present, shall keep regular minutes of its proceedings, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules; may adopt a charter for any other committee; and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter. Each committee may also adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

SECTION 4.3         Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence of or upon disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V
OFFICERS

SECTION 5.1         Officers. The Board shall appoint the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary and such other officers as the Board from time to time may deem proper. All officers appointed by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Board may delegate authority to the Chief Executive Officer to appoint such other officers as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person but no officer may act in more than one capacity where action of two or more officers is required.

SECTION 5.2         Appointment and Term of Office. Each officer shall hold office until his or her successor shall have been duly appointed and shall have qualified or until his or her earlier death or resignation, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No appointed officer shall have any contractual rights against the Corporation for compensation by virtue of such appointment beyond the date of the appointment of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee compensation plan.

SECTION 5.3         Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall act in a general executive capacity subject to the oversight of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

SECTION 5.4         President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.

SECTION 5.5         Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.

SECTION 5.6         Secretary. The Secretary, if any, shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and, in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board.

SECTION 5.7         Treasurer. The Treasurer, if any, shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board.

SECTION 5.8         Other Officers. Such other officers as the Board may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 5.9         Vacancies. A newly created appointed office and a vacancy in any appointed office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

SECTION 5.10         Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer, or any officer authorized by the Chair of the Board or the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.11         Delegation. The Board may from time to time delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE VI
STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1         Stock Certificates and Transfers. The interest of each stockholder of the Corporation evidenced by certificates for shares of stock shall be in such form as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.

Each certificated share of stock shall be signed, countersigned and registered in the manner required by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2         Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his or her discretion require.

SECTION 6.3         Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

SECTION 6.4         Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL. The Board may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1         Fiscal Year. The fiscal year of the Corporation shall be fixed by a resolution of the Board.

SECTION 7.2         Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3         Seal. If the Board determines that the Corporation shall have a corporate seal, the corporate seal shall have such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

SECTION 7.4         Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or any committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.5         Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or any committee thereof, the Chair of the Board or the Chief Executive Officer.

SECTION 7.6         Time Periods. In applying any provision of these Bylaws that require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.7         Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 7.8         Resignations. Any director, committee member or officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chair of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the Close of Business on the date said notice is received by the Chair of the Board, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

SECTION 7.9         Indemnification and Advancement of Expenses.

(A)          The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, trustee or officer of the Corporation or any predecessor in interest to the assets of the Corporation immediately prior to the adoption of these Amended and Restated Bylaws (a “predecessor”) or, while a director, trustee or officer of the Corporation or any predecessor, is or was serving at the request of the Corporation or any predecessor as a director, trustee, officer, employee or agent of another corporation or of a trust, partnership, joint venture, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent, or in any other capacity while serving as a director, trustee, officer, employee or agent, against all expenses (including attorneys’ fees), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred or suffered by such Covered Person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or a predecessor and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(B)          The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including, without limitation, attorneys’ fees) incurred by a Covered Person in defending or otherwise participating in or appearing at any proceeding in advance of its final disposition (including in connection with a proceeding brought to establish or enforce a right to indemnification under this Section 7.9); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Section 7.9 or otherwise.

(C)          To the extent that a current or former director, trustee or officer of the Corporation or any predecessor has been successful on the merits or otherwise in defense of any threatened, pending or completed proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue or matter thereof, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(D)          The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or a predecessor, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(E)          The rights to indemnification and advancement of expenses conferred upon any current or former director, trustee or officer of the Corporation or any predecessor under this Section 7.9 (whether by reason of the fact that such person is or was a director, trustee or officer of the Corporation or a predecessor, or, while serving as a director, trustee or officer of the Corporation or a predecessor, is or was serving at the request of the Corporation or a predecessor as a director, trustee, officer, employee or agent of another corporation or of a trust, partnership, joint venture, other enterprise or nonprofit entity, including service with respect to an employee benefit plan) shall be contract rights, shall vest when such person becomes a director, trustee or officer of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, trustee, officer, employee or agent, and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.9, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(F)          If a claim for indemnification under this Section 7.9 (following the final disposition of such proceeding) is not paid in full by the Corporation within sixty (60) days after the Corporation has received a written claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.9 is not paid in full by the Corporation within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim, or a claim brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses), it shall be a defense that, and the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. With respect to any suit brought by a Covered Person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor (ii) an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.9 or otherwise shall be on the Corporation.

(G)          The rights conferred on any Covered Person by this Section 7.9 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(H)          This Section 7.9 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any predecessor and to any other person who is or was serving at the request of the Corporation or a predecessor as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Section 7.9 with respect to the indemnification and advancement of expenses of Covered Persons under this Section 7.9.

(I)          The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, trustee, officer, employee or agent of the Corporation or any predecessor or is or was serving at the request of the Corporation or any predecessor as a director, trustee, officer, employee or agent of another corporation, trust, partnership, joint venture or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL, these Bylaws or otherwise.

(J)          Any repeal, modification or amendment of this Section 7.9 by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Section 7.9, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Any amendment, repeal, modification or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such Covered Person, except with respect to any threatened, pending or completed proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such Covered Person occurring after the effective time of such amendment, repeal, modification or adoption.

(K)          If any provision or provisions of this Section 7.9 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 7.9 (including, without limitation, all portions of any paragraph of this Section 7.9 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 7.9 (including, without limitation, all portions of any paragraph of this Section 7.9 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Section 7.9.

SECTION 7.10         Emergency Bylaws.

(A)          Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, this Section 7.10 (the “Emergency Bylaws”) shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders or during any nuclear or atomic disaster or the existence of any catastrophe, a declaration of a national emergency by the United States government or other similar emergency condition, which, in any such case, renders a significant number of the members of the Board who were serving on the Board pursuant to these Bylaws (excluding pursuant to this Section 7.10) immediately prior to the Emergency (the “Regular Directors”) incapacitated or inaccessible for an extended period of time and as a result of which a quorum of the Board or a standing committee thereof cannot be convened for action (an “Emergency”). To the extent not inconsistent with these Emergency Bylaws, the regular bylaws of the Corporation (i.e., these Bylaws) and the Certificate of Incorporation shall remain in effect during an Emergency, and these Emergency Bylaws shall not be operative after the Emergency ends. Notwithstanding the immediately preceding clause, any Emergency which causes these Emergency Bylaws to become operative shall be deemed to have ended whenever the following conditions are met: (a) The directors serving pursuant to the Emergency Bylaws determine at a meeting that the Emergency has ended; or (b) the Regular Directors, taking action pursuant to and in accordance with Article III (including the quorum requirements of Section 3.9), determine that the Emergency has ended or that the Emergency Bylaws are no longer operative.

(B)          During any Emergency, any director or officer of the Corporation may call a meeting of the Board or any standing committee thereof and notice of the place and time of such meeting of the Board or any standing committee thereof may be given only to such directors as may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at least twenty-four (24) hours before such meeting, if feasible, and otherwise on any shorter time as the person giving notice may deem necessary. Such notice shall be similarly given, to the extent feasible, to the Designated Officers serving as directors pursuant to this Section 7.10. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(C)          At any meeting of the Board, or any standing committee thereof, called in accordance with this Section 7.10, the presence of three (3) directors shall constitute a quorum for the transaction of business of the Board, and the presence of two (2) standing committee members shall constitute a quorum for the transaction of business of any standing committee. In the event that less than three (3) Regular Directors are able to attend such meeting of the Board, then the Regular Directors (or the single Regular Director) in attendance shall select additional directors to serve on the Board, in such number as is necessary to have three (3) directors at the meeting, from among the Designated Officers. In the event that no Regular Directors are able to attend such meeting of the Board, then no more than three (3) Designated Officers in attendance shall serve as directors for such meeting and with full powers to act as directors of the Corporation. During the duration of the Emergency, (1) vacancies on the Board or any committee thereof may be filled by a majority vote of the directors in attendance at such meeting, and (2) the Board may appoint any individual as a director to replace a director who is incapacitated and to serve until the latter ceases to be incapacitated. Directors appointed to the Board pursuant to this Section 7.10(C) shall serve on the Board until the Emergency has ended. Directors taking any action at any such meeting shall have an obligation to inform, if feasible, all Regular Directors and Designated Officers who were not in attendance at such meeting of all actions so taken. For purposes of this Section 7.10, “Designated Officers” means officers of the Corporation who may become directors of the Corporation during an Emergency, which list has been approved by the Whole Board prior to the Emergency. If the Whole Board has not approved a list of Designated Officers prior to the Emergency, then the officers of the Corporation in attendance shall serve as directors for the meeting, without any additional quorum requirement, and will have full powers to act as directors of the Corporation for such meeting.

(D)          No director, officer or employee acting in accordance with this Section 7.10 or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.

(E)          The Board, either before or during any Emergency, may, effective in the Emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do. Without limiting any powers or emergency actions that the Board may take during an Emergency, during an Emergency the Board may take any action that it determines to be practical and necessary to address the circumstances of the Emergency, including, without limitation, taking the actions with respect to stockholder meetings and dividends as provided in Section 110(i) of the DGCL.

(F)           At any meeting called in accordance with Section 7.10(A), the Board may modify, amend or add to the provisions of this Section 7.10 in order to enact any provision that may be practical or necessary given the circumstances of the Emergency.

(G)          The provisions of this Section 7.10 shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 7.10(C) hereof with regard to action taken prior to the time of such repeal or change.

(H)          Nothing contained in this Section 7.10 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.

SECTION 7.11         Severability. To the extent any provision of these Bylaws would be, in the absence of this Section, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE VIII
AMENDMENTS

SECTION 8.1         Amendments. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the Board. Stockholders shall also have the power to adopt, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law, the Certificate of Incorporation or these Bylaws, these Bylaws may be adopted, altered, amended or repealed by the stockholders of the Corporation only by the affirmative vote of holders of not less than a majority of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

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